Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc.

London, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 28, 2023, relating to the consolidated financial statements of Akari Therapeutics, Plc. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

New York, New York

October 12, 2023